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                      RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                             Sphinx Industries, Inc.
                              A Nevada Corporation







BE IT RESOLVED that the treasurer is ordered to open a bank account in the corporate name at for the deposit of corporate funds, and that is/are authorized signors on the account.




















Dated as of March 20, 1997



                                                      original signature on file
                                                      --------------------------
                                                      Director